Exhibit 99.1

Citigroup Inc.

EUR 1,000,000,000 2.125% Fixed Rate Notes due 10 September 2026

under the

Programme for the issuance of Euro Medium-Term Notes, Series B

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount of the Series:	EUR 1,000,000,000

3.	Issue Price	99.529%. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	10 September 2014

6.	Maturity Date:	10 September 2026

7.	Interest Basis:	2.125% Fixed Rate

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Not Applicable

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

111.	Fixed Rate Note Provisions:	Applicable

	(i) Rate of Interest:	2.125%. per annum payable annually in arrears

	(ii) Interest Payment Dates:	10 September in each year from, and including, 10 September 2015 to, and including, 10 September 2026

	(iii) Fixed Interest Amount:	EUR 21.25 per Calculation Amount

	(iv) Day Count Fraction:	Actual/ Actual (ICMA)

12.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

13.	Form of Notes:	Registered Notes:

Global Registered Note exchangeable for Individual Note Certificates in the limited circumstances specified in the Global Registered Note

14.	Additional Financial Center relating to Payment Dates:	London

LISTING AND ADMISSION TO TRADING

	Listing:	Luxembourg

15.	OPERATIONAL INFORMATION

	ISIN Code:	XS1107727007

	Common Code:	110772700